Exhibit 10.2

AMENDMENT TO SERVICES AGREEMENT

This Amendment to Services Agreement (this “Amendment”), dated as of March 29, 2018, is made by and between Dova Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and PBM Capital Group, LLC, a Delaware limited liability company (“PBM”).  Capitalized terms used but not otherwise defined herein shall have the meanings given thereto in the Agreement (defined below).

BACKGROUND

A.            The Company and PBM entered into a Services Agreement dated as of April 1, 2016 (the “Agreement”); and

B.            Pursuant to Section 13(b) of the Agreement, the parties desire to amend the Agreement to revise the description of Services being provided thereunder, adjust the fee set forth in the Agreement to reflect the Company’s current utilization of Services thereunder as contemplated by Section 4 of the Agreement, and to further amend the termination section of the Agreement to allow for partial termination of Services, all as more particularly set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.             Effective Date.  The Company and PBM agree that the changes agreed upon in this Amendment shall be effective in all respects as of April 1, 2018 (the “Effective Date”).

2.             Amendment of Services.  As of the Effective Date, Section 2 of the Agreement shall be amended to delete subsections (a) through (l) and add the following new subsections:

(a)         Operations support — Initial Launch Products;

(b)         Operations support — Project Management New Products;

(c)          Business Development/Strategic Planning;

(d)         Administration/Legal;

(e)          Finance/Accounting; and

(f)    Furnish such other services as are incidental to the foregoing or such other miscellaneous support as may be agreed between the parties related to fully transitioning all services previously provided by PBM to the Company.

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3.             Amendment of Fee.  The Company and PBM agree that, effective as of the Effective Date, Section 4 of the Agreement shall be amended (i) to remove “$25,000 per month” in such Section and replace it with “$17,400 per month (the “Fee”)” and (ii) to replace the lowercase term “fee” in two places in such Section following the new defined term with the capitalized term “Fee.”

4.             Amendment of Termination Provisions.  The Company and PBM agree that, effective as of the Effective Date, Section 5(c) of the Agreement shall be moved to Section 5(d) of the Agreement and a new Section 5(c) shall be added as follows:

“(c)         In lieu of termination of the entire Agreement as otherwise provided in this Section 5, the Company and PBM agree that, at any time during the Term of this Agreement, the Company may elect to terminate (by delivery of written notice to that effect to PBM at least thirty (30) days prior to the effectiveness of any such termination), or the Parties may mutually agree to terminate, the Company’s utilization of Services in any of the individual functional areas described below (each a “Functional Area” and any such partial termination, an “Individual Service Termination”), and in the event of any such Individual Service Termination, the Fee for any period on and after the effectiveness of such Individual Service Termination shall be reduced by the Fee Adjustment amount set forth opposite such Functional Area in the table below:

Functional Area	Fee Adjustment
Operations Support – Initial Launch Products	$3,000.00
Operations Support – Proj Mgt New Products	$4,000.00
Business Development/Strategic Planning	$7,300.00
Administration/Legal	$2,100.00
Finance/Accounting	$1,000.00

In the event of any Individual Service Termination, the Company and PBM agree to (i) select an effective date for such Individual Service Termination that allows for an orderly wind down of Services in the specified Functional Area, and (ii) cooperate in all efforts to fully transition all matters relating to the terminated Functional Area from PBM to the Company or its agent on or before the date identified as the effective date of such Individual Service Termination.”

5.             Amendment to Notice Address.  The address for the Company set forth in Section 10 of the Agreement is hereby deleted in its entirety and replaced with the following: “240 Leigh Farm Road, Suite 245, Durham, North Carolina 27707.”

6.             Effect of Amendment.  Except as otherwise provided herein, all of the provisions of the Agreement are hereby ratified and confirmed and all the terms, conditions and provisions thereof remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment to Services Agreement as of the date first set forth above.

DOVA PHARMACEUTICALS INC.

Company:	By:	/s/ Alex Sapir
Alex Sapir
President and Chief Executive Officer

PBM CAPITAL GROUP, LLC

PBM:	By:	/s/ James C. Reebals
James C. Reebals
Chief Financial Officer